EXHIBIT 10.2

FORFEITURE AGREEMENT

This FORFEITURE AGREEMENT (“Agreement”) is entered into this October 12, 2020 by and between Terra Tech Corp., a Nevada corporation (the “Company”), and Michael Nahass (the “Stockholder”).

WHEREAS, Stockholder was issued 3,654,030 shares of the Company’s common stock (the “Shares”) on or about February 14, 2020; and

WHEREAS, Stockholder desires to forfeit and have the Company cancel the Shares.

NOW THEREFORE, the Stockholder and the Company hereby agree, represent and warrant as follows:

1. No Prior Transfers. The Stockholder represents and warrants to the Company that (1) he has not, in whole or in part, assigned, transferred, hypothecated, pledged or otherwise disposed of the Shares since the date of acquisition of the Shares by the Stockholder, and (2) he holds good and valid title to the Shares, free and clear of all liens, encumbrances, pledges, interests, and adverse claims whatsoever.

2. Cancellation of Shares. The Stockholder agrees to irrevocably forfeit the Shares, which shares shall be cancelled on the books and records of the Company effective on the date hereof. On the date hereof, the Shares shall be cancelled and retired by the Company and shall be of no further force or effect, and the Stockholder agrees that no payment by the Company shall be made with respect thereto.

3. Stock Power. In connection with the foregoing forfeiture and cancellation, the Stockholder shall deliver to the Company and/or its representatives, a duly executed stock power in a form acceptable to the Company.

4. Release. Stockholder, on his own behalf and on behalf of his agents, affiliates, successors, assigns, heirs, representatives, and attorneys, hereby irrevocably, fully and unconditionally releases and forever discharges the Company and each of its past or present directors, officers, employees, attorneys, principals, agents, affiliates, successors, assigns, heirs, and representatives, from and against any and all present and future claims, counterclaims, demands, actions, suits, causes of action, damages, controversies and liabilities, including, without limitation, any costs, expenses, bills, penalties or attorneys’ fees, whether known or unknown, contingent or absolute, foreseen or unforeseen, and whether in law, equity or otherwise, that could have been asserted in any court or forum and relating in any way to any conduct, occurrence, activity, expenditure, promise or negotiation arising from or relating to the issuance of the Shares or this Agreement, including the performance thereof and further payment obligations of any kind in connection therewith.

5. Governing Law; Arbitration. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada. Any controversy, dispute or claim of any nature whatsoever arising out of, in connection with or in relation to this Agreement will be resolved by final binding arbitration in accordance with the American Arbitration Association Rules by a retired judge at Judicial Arbitration and Mediation Service (JAMS) in Orange County, California and all parties hereto consent to such jurisdiction for such arbitration and enforcement of any awards by JAMS.

6. Attorneys’ Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

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7. Entire Agreement. This Agreement, with all exhibits, schedules and attachments hereto and thereto, represents the entire agreement between the parties relating to the subject matter hereof. This Agreement, with all exhibits, schedules and attachments hereto and thereto, alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

8. Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the consummation of the transactions herein until the expiration of the applicable statute of limitations.

9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

10. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

11. Incorporation of Recitals. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

12. Expenses. Each party hereto shall bear all of its/his respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions contemplated hereby and the preparation hereof.

13. Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

14. Assignment. This Agreement shall not be assigned by any party without the prior written consent of the other parties.

15. Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

16. Construction. The language of this Agreement shall not be construed for or against any party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

17. Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered the terms of this Agreement; (b) has been or has had the opportunity to be fully advised by legal counsel of the effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

[Remainder of Page Left Blank Intentionally]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Forfeiture Agreement as of the date first written above.

STOCKHOLDER:

/s/ Michael Nahass
Michael Nahass

COMPANY:
TERRA TECH CORP.

/s/ Alan Gladstone
	Name:	Alan Gladstone
	Title:	Chairman, Compensation Committee

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